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                                                                    EXHIBIT 99.2

                             PHOENIX NETWORK, INC.
                              __________________

                   PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD MARCH 30, 1998
                              __________________


          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


     The undersigned hereby appoints Wallace M. Hammond and Jon Beizer, officers of Phoenix Network, Inc. (the "Company"), with full power of substitution, his or her proxy to represent and vote, as designated below, all shares of the Company registered in the name of the undersigned, with the powers the undersigned would possess if personally present at the Company's Annual Meeting of Stockholders to be held at 9:30 a.m., local time, on March 30, 1998 at the Company's offices, 13952 Denver West Parkway, Building 53, Golden, Colorado and at any continuation or adjournment thereof, hereby revoking all proxies previously given with respect to the Annual Meeting.


1.   APPROVAL AND AUTHORIZATION OF THE MERGER AGREEMENT AND THE MERGER

          FOR         AGAINST          ABSTAIN
     ---         ---              ---
     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE PROPOSAL


2. TO ELECT DIRECTORS TO SERVE FOR THE ENSUING YEAR AND UNTIL THEIR SUCCESSORS ARE DULY ELECTED, OR UNTIL CONSUMMATION OF THE MERGER, WHICHEVER OCCURS EARLIER

          FOR ALL NOMINEES LISTED BELOW           WITHHOLD AUTHORITY TO VOTE
     ---  (EXCEPT AS MARKED TO THE           ---  FOR ALL NOMINEES LISTED BELOW
          CONTRARY BELOW)

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" ALL NOMINEES LISTED BELOW

     Nominees:  Thomas H. Bell, James W. Gallaway, Merrill L. Magowan, Wallace
     M. Hammond, David Singleton, Max E. Thornhill and Charles C. McGettigan.

     To withhold authority to vote for any nominee(s), strike out the name of such nominee(s) on the list of nominees above.


3. OTHER MATTERS: In their discretion, the appointed Proxies are authorized to vote upon such other business as may properly come before the Annual Meeting.
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THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED HEREIN, OR IF NO
DIRECTION IS GIVEN, WILL BE VOTED IN FAVOR OF THE APPROVAL AND AUTHORIZATION OF THE MERGER AGREEMENT AND THE MERGER AND FOR EACH NAMED NOMINEE FOR DIRECTOR. IN ACCORDANCE WITH THE DISCRETIONARY AUTHORITY CONFERRED HEREBY, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING.


                              Date: __________, 1998

                              ___________________________________
                              Signature

                              ___________________________________
                              Signature if held jointly


                              PLEASE DATE AND SIGN ABOVE exactly as name(s) appear on your share certificate, and return this proxy promptly in the envelope provided. Executors, administrators, trustees, guardians, etc., should indicate capacity when signing. For stock held in joint tenancy, each joint owner should sign.


                   PLEASE CHECK IF YOU PLAN TO ATTEND THE MEETING
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